DECHERT PRICE & RHOADS
1775 EYE STREET, N.W.
WASHINGTON, D.C. 20006

August 20, 1999

Emerging Markets Growth Fund, Inc.
11100 Santa Monica Boulevard
Los Angeles, CA  90025

Re:  Emerging Markets Growth Fund, Inc.
     Registration Statement on Form N-1A
     (Registration No. 811-04692)

Dear Sirs:

  We have acted as counsel to Emerging Markets Growth Fund, Inc., a corporation organized under the laws of the State of Maryland (the "Fund") and registered with the Securities and Exchange Commission (the "Commission") as a management investment company under the Investment Company Act of 1940, as amended, in connection with the above-referenced Registration Statement, including amendments thereto, relating to the issuance and sale by the Fund of shares of common stock under the Securities Act of 1933, as amended (the "1933 Act").

  We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Fund and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

  Based upon the foregoing, we are of the opinion that the shares proposed to be sold pursuant to the Fund's Registration Statement, when paid for as contemplated in the Fund's registration statement, will be legally and validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 1 to the Fund's Registration Statement on Form N-1A, to be filed with the Securities and Exchange Commission, and to the use of our name in the Fund's Statement of Additional Information of the Fund's Registration Statement to be dated as of August 24, 1999, and in any revised or amended versions thereof under the caption "Independent Accountants and Legal Counsel." In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

 Very truly yours
 /x/  Dechert Price & Rhoads